UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 16, 2015

McDONALD’S CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	1-5231	36-2361282
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One McDonald’s Plaza
Oak Brook, Illinois
(Address of Principal Executive Offices)
60523
(Zip Code)

(630) 623-3000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Grant of awards to certain named executive officers under the Cash Performance Unit Plan for the 2015-2017 performance cycle.
On March 16, 2015, the Compensation Committee (the "Committee") of the Board of Directors of McDonald's Corporation (the "Company") approved awards to executives under the Cash Performance Unit Plan ("CPUP") for the performance period from January 1, 2015 to December 31, 2017 ("2015 CPUP").
CPUP operates on a three-year cycle with a cumulative payout at the end of the cycle based on the measurable and clear performance metrics over the entire three-year performance period. Participants will not receive any payout under the 2015 CPUP until after the end of the performance period on December 31, 2017.
The primary performance measures that will be used to calculate 2015 CPUP payouts are:

•	Consolidated three-year compounded annual growth in operating income (weighted 75%), which reflects growth in income from all company-operated and franchised restaurants.

•	Three-year return on incremental invested capital (“ROIIC”) (weighted 25%).
Participants will not receive any payout under 2015 CPUP unless threshold levels of both primary performance measures (operating income and ROIIC) are achieved.  The payout factor based on the primary performance measures will be adjusted, positively or negatively, by:

•	first, applying a modifier based on change in the Company's share of guest traffic within the informal eating out category in the Company's top eight markets; and

•	second, applying a multiplier based on the Company’s cumulative total shareholder return versus the S&P 500 Index for the performance period.
Target 2015 CPUP awards for the Company's "named executive officers" for whom disclosure was required in the Company's most recent proxy statement are as follows:

Name	Position	Target 2015-2017 CPUP Award
Peter J. Bensen	Chief Administrative Officer	$1,197,222
Douglas Goare	President of McDonald's Europe	$585,000
David Hoffmann	President of McDonald's Asia, Pacific, Middle East and Africa	$585,000
The maximum final payout that each of the named executive officers can earn under the 2015 CPUP is 230% of the target award. Target levels are determined based on peer group data.
Award of Performance-Based Restricted Stock Units
On March 16, 2015, the Committee approved grants of performance-based restricted stock units (“RSUs”) under the Company’s 2012 Omnibus Stock Ownership Plan to executives.
The RSUs cliff vest after three years, subject to a performance-based vesting condition linked to the level of compounded annual growth in diluted earnings per share (“EPS”) on a cumulative basis, achieved by the Company from January 1, 2015 through December 31, 2017.  The EPS performance metric functions as follows:

•	If no EPS growth is achieved, none of the RSUs will vest;

•	5% - 7% EPS growth will result in target level payouts; and

•
If EPS growth is above or below the 5%-7% target range, consistent with the earn out schedule approved by the Committee, a portion of the awards will vest, dependent upon the level of EPS growth achieved, up to a maximum payout of 200% of the target award.

For compensation purposes, EPS is adjusted from the measures as reported in our financial statements. Specifically, EPS is expressed in constant currencies (i.e., excluding the effects of foreign currency translation) to more accurately reflect underlying business trends.  In addition, certain income and/or expense items that are not indicative of ongoing results may be excluded at the discretion of the Committee in accordance with the Committee’s pre-established guidelines for considering exclusions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McDONALD’S CORPORATION
(Registrant)

Date:	March 20, 2015	By:	/s/ Denise A. Horne
Denise A. Horne
Corporate Vice President—Associate General Counsel and Assistant Secretary